UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina		27587
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2012, PowerSecure International, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to the Amended and Restated Credit Agreement (the “Amendment”) with Citibank, N.A. (“Citibank”) and Branch Banking and Trust Company in their capacity as lenders (the “Lenders”), and Citibank, in its capacity as the administrative agent (the “Agent”). The Amendment amends that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”), among the Company, the Lenders and the Agent, to permit the Company to amend the definition of Stock Repurchase Program to mean the repurchase by the Company of up to $10 million of shares of its Common Stock, par value $.01 per share, facilitating the increase and extension of the Stock Repurchase Program discussed in Item 8.01 of this Report. Except as amended, the remainder of the Credit Agreement remains in full force and effect.

The Credit Agreement, as amended by the Amendment, continues to provide for a $20 million senior, first-priority secured revolving and term credit facility (the “Credit Facility”), of which the Company had no outstanding balance as of December 18, 2012. In addition, under the Credit Facility the Company has a $2.4 million term loan. The Credit Facility has been guaranteed by all active subsidiaries of the Company and is secured by the assets of the Company and those subsidiaries. The subsidiaries acknowledged and agreed to the terms and conditions of the Amendment.

The foregoing description of the Credit Agreement and the Amendment does not purport to be a complete statement of the parties’ rights and obligations under such documents, and is qualified in its entirety by reference to the text of the Credit Agreement and the Amendment, which are exhibits hereto and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On December 19, 2012, the Company issued a press release announcing that its Board of Directors increased the Company’s stock repurchase program (“Stock Repurchase Program”) by an additional $5 million. In November 2011, the Board of Directors originally authorized the Company to repurchase of up to $5 million of the Company’s Common Stock under the Stock Repurchase Program. The Board of Directors increased this authorization to repurchase shares under the Stock Repurchase Program by an additional $5 million to an aggregate of $10 million, and extended the period of the Stock Repurchase Program for up to 24 months after the increase, although it may be suspended from time to time or discontinued at any time, or it may be renewed or extended, in the discretion of the Board of Directors. Repurchases of shares of Common Stock can be made from time to time in open market purchases or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined in the discretion of the Company’s management based on its evaluation of market conditions and other factors. As of December 19, 2012, the Company had repurchased nearly all of the originally authorized $5 million of Common Stock under the Stock Repurchase Program, at an average price of $5.64 per share. A copy of the press release announcing the increase and extension of the Stock Repurchase Program is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Credit Agreement, dated as of December 21, 2011, among Registrant, as borrower, Citibank, N.A., as administrative agent and lender, and Branch Banking and Trust Company, as lender. (Incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed December 28, 2012.)

10.2	Form of Security Agreement, dated as of August 23, 2007, by each of PowerSecure International, Inc. and its active subsidiaries in favor of Citibank, N.A., as administrative agent, as secured party. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.3	Form of Guaranty, dated as of August 23, 2007, by each active subsidiary of PowerSecure International, Inc. in favor of Citibank, N.A., as administrative agent. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.4	First Amendment to Amended and Restated Credit Agreement, dated as of December 18, 2012, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and Branch Banking and Trust Company, as lender. (Filed herewith.)

99.1	Press Release of PowerSecure International, Inc., issued December 19, 2012, announcing increase and extension of stock repurchase program (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: December 19, 2012

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